Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45349, 333-52489, 333-40912, 333-48778, 333-76356 and 333-97821), in the Registration Statements on Form S-4 (Nos. 333-52232 and 333-63252) and in the Registration Statements on Form S-8 (Nos. 333-43059, 333-45351, 333-86681, 333-93419, 333-46816, 333-57778, 333-59820, 333-61952, 333-72544, 333-73574, 333-76312, 333-89168, 333-108049, 333-112025, 333-116095 and 333-126819) of Polycom, Inc. of our report dated February 24, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 24, 2009